Exhibit 99.1

Novo Integrated Sciences Enters into Purchase Agreement to Acquire Clinical Consultants International LLC

BELLEVUE, Wash., March 23, 2022 - Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”), pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation, has signed a Membership Interest Purchase Agreement (“MIPA”) to acquire Clinical Consultants International LLC (“CCI”) in an all-stock transaction (the “Transaction”). The transaction is expected to close no later than April 15, 2022.

Established in 2006 and led by Dr. Joseph M. Chalil, MD, MBA, FACHE and Chairman of Novo’s Medical Advisory Board, CCI is a global consulting firm specializing in providing value-added services for the pharmaceutical, biotech, healthcare management, hospital management, medical marketing and strategic planning, health policy, and medical device sectors. CCI has a portfolio of leading multi-national healthcare clients, assisting each through clinical and regulatory development as well as entrance into new markets. Upon closing of the Transaction, Dr. Chalil will continue his leadership of CCI.

One of CCI’s clients is Boditech Med, a South Korea based in-vitro diagnostics company founded in 1998, which sells more than 90 biomarker products, including capillary blood, venous blood, and plasma testing, in 120 countries. In coordination with CCI, Boditech recently announced its planned expansion of operations to Florida with a manufacturing site intended to employ hundreds of Americans while also pursuing opportunities in other states, along with a partnership in Canada.

Robert Mattacchione, Novo’s CEO and Board Chairman, commented, “Under the leadership of Dr. Chalil, CCI has built a stellar reputation as a strong strategic partner for global companies evaluating entry into North American markets. We believe that bringing CCI into the Novo ecosystem will allow each of our respective firms to mutually benefit from the wide product and service offerings we now have available for multi-national companies operating in the healthcare industry. The proposed acquisition marks a significant milestone for Novo and CCI to collectively create a voice of significance in the healthcare industry.”

Dr. Chalil stated, “Since 2006, our team at CCI has established a great reputation and long-lasting client relationships globally. Much of our client base is eagerly evaluating processes to enter the North American market. Integrating with the Novo team is expected to provide our clients a more efficient manner in which to enter the U.S. and Canada through the multidisciplinary healthcare ecosystem Novo continues to build.”

Dr. Chalil is an author of several scientific and research papers in international publications. He is also the Chairman of the Complex Health Systems Advisory Board, H. Wayne Huizenga College of Business and Entrepreneurship at Nova Southeastern University in Florida, and a member of Dr. Kiran C. Patel College of Allopathic Medicine Executive Leadership Council. A veteran of the U.S. Navy Medical Corps, he is board certified in healthcare management. He has been awarded a Fellowship by the American College of Healthcare Executives, an international professional society of more than 40,000 healthcare executives who lead hospitals, healthcare systems and other healthcare organizations. Additionally, Dr. Chalil is the former Chairman of the Indo-American Press Club. He is an expert in U.S. healthcare policy and a strong advocate for patient-centered care. A strong proponent of providing healthcare access to everyone, Dr. Chalil’s new book, Beyond the COVID-19 Pandemic: Envisioning a Better World by Transforming the Future of Healthcare, is on Amazon’s Best Sellers List.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of multiple patient and consumer touchpoints for services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, advanced therapeutics, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com . For more information on Novo Healthnet Limited, Novo’s wholly owned subsidiary, please visit www.novohealthnet.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO-President
Novo Integrated Sciences, Inc.
chris.david@novointegrated.com
(888) 512-1195